UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

INDEX OIL AND GAS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51430	20-0815369
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices, including zip code)

(713) 683-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a report on Item 5.02 on Form 8-K dated March 4, 2009, the Company reported that each of Daniel Murphy, Lyndon West and Andrew Boetius entered into two amendments to Appendix I to his respective employment agreement (collectively, the “Amended Agreements”) with the Company’s subsidiary Index Oil & Gas Limited. Pursuant to the Amended Agreements, effective as of December 1, 2008, certain remuneration terms have been amended (“Remuneration Amendments”), with the following elements relevant to this report :

•           70% of current salary to February 28, 2009 and 50% of current salary from March 1, 2009 will be paid via payroll, less appropriate payroll taxes.

•           Payment of contributions to personal pension plans for Daniel Murphy, Lyndon West and Andrew Boetius, at the level of 10% of total salary, is suspended.

•           The Company will make an award of stock under the 2008 Stock Incentive Plan, as a Stock Award, with a value equivalent to the sum of 30% or 50%, as applicable, of current salary and suspended pension payments, as applicable.

•           On the latest of June 1, 2009, the Remuneration Amendments will cease and the original remuneration terms will be re-instated.

•           The Company has the right to extend the Remuneration Amendments on a month-by-month basis, from April 1, 2009 until June 1, 2009.

On May 1, 2009 the Board of Directors elected by resolution to extend to June 1, 2009 the period for which the Remuneration Amendments would apply, and so as to cover the months of April and May 2009.

The foregoing description of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Agreements, which are attached  as Exhibits 10.1, 10.2, and 10.3 to the Company’s current report on Form 8-K filed with the Commission on March 4, 2009.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEX OIL AND GAS INC.

Date May 5, 2009	By:	/s/ Lyndon West
Name Lyndon West
Title Chief Executive Officer

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